EXHIBIT INDEX


10. Opinion of counsel and consent to its use as to the legality of the securities being registered.

11.       Consent of Independent Auditors.

16.(a)    Code of Ethics  adopted  under  Rule 17j-1 for  Registrant.

17.(a) IDS Life Variable Annuity Fund A Power of Attorney to sign Amendments to this Registration Statement, dated April 25, 2001.

17.(b) IDS Life Variable Annuity Fund A Power of Attorney to sign Amendments to this Registration Statement, dated April 22, 2002.

17.(c)    IDS Life Insurance Company Power of Attorney,  dated April 9, 2002.